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                                                                   EXHIBIT 10.14


                        DEVELOPMENT RESTRICTION AGREEMENT

                                  BY AND AMONG

                        JOHN Q. HAMMONS HOTELS, L.P., AND
                      JOHN Q. HAMMONS HOTELS TWO, L.P. AND
                                    [TRS] AND
                             JONATHAN D. EILIAN AND
                          ANY AFFILIATES OF ANY OF THEM
                            (COLLECTIVELY, "OWNERS"),
                                       AND
                           JOHN Q. HAMMONS ("JQH") AND

         THE REVOCABLE TRUST OF JOHN Q. HAMMONS DATED DECEMBER 28, 1989,
                 AS AMENDED AND RESTATED (THE "JQH TRUST") AND
                        ANY AFFILIATE OF JQH OR JQH TRUST
                       (COLLECTIVELY, THE "JQH ENTITIES')

                           DATED AS OF [JUNE __], 2005

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                        DEVELOPMENT RESTRICTION AGREEMENT

      THIS DEVELOPMENT RESTRICTION AGREEMENT (this "Agreement") is made as of [June __], 2005 by and among John Q. Hammons Hotels, L.P., a Delaware limited partnership, ("LP"), John Q. Hammons Hotels Two, L.P., a Delaware limited partnership, ("II LP") and [TRS], each on behalf of itself and its Subsidiaries (collectively, the "Owners" and each, an "Owner") and Jonathan D. Eilian ("JDE"), Atrium Hotels, LLC, a Delaware limited liability company ("GP") and John Q. Hammons ("JQH"), the Revocable Trust of John Q. Hammons dated December 28, 1989, as amended and restated (the "JQH Trust") and any Affiliate of JQH or the JQH Trust which develops or constructs hotels and related facilities (collectively, the "JQH Entities" and each, a "JQH Entity").

      WHEREAS, in connection with a transaction whereby JQH Aquisition LLC, a Delaware limited liability company, through merger of its wholly-owned subsidiary with John Q. Hammons Hotels, Inc., a Delaware corporation ("JQH, Inc."), acquired all of the interests in JQH, Inc. and, indirectly, certain of the partnership interests of LP and of II LP, in each case owned by JQH, Inc., JQH or certain of his Affiliates (the "Formation Transaction"), the Owners acquired ownership interests in certain hotels and related facilities listed on Exhibit A attached hereto and made a part hereof (collectively, so long as such hotels and related facilities are at least 50% owned or leased or subleased by any Owner, the "Owner Hotels" and each, an "Owner Hotel").

      WHEREAS, the JQH Entities currently own, lease or operate certain hotel properties and associated convention and banquet facilities, specifically including those properties and facilities set forth and more particularly described in Exhibit B attached hereto (the "Existing JQH Properties");

      WHEREAS, the JQH Entities intend to develop, build and operate new hotels, including owner-occupied/guest rental time-share projects and "condo" hotels or similar nightly rental hospitality projects, and related convention and banquet facilities from and after the date hereof (the "New JQH Facilities" and each, a "New JQH Facility", and collectively, with the Existing JQH Properties, the "JQH Hotels" and each, a "JQH Hotel"), and the Owners and the JQH Entities desire to enter into this Agreement to evidence their agreement relating to the development and construction of any New JQH Facility which could affect the ownership and operation of any Owner Hotel.

      WHEREAS, Owner, JDE or any of either of their Affiliates (other than iStar Financial) may develop, build and operate new hotels, including owner-occupied/guest rental time-share projects "condo" hotels or similar nightly rental hospitality projects, and related convention and banquet facilities from and after the date hereof (collectively, the "Owner Developed Hotels" and each, an "Owner Developed Hotel"), and the Owners, JDE and the JQH Entities desire to enter into this Agreement to evidence their agreement relating to the development and construction of any Owner Developed Hotel which could affect the ownership and operation of any JQH Hotel.

      WHEREAS, GP may develop, build and operate new hotels, including owner-occupied/guest rental time-share projects "condo" hotels or similar nightly rental hospitality projects, and related convention and banquet facilities from and after the date hereof

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(collectively, the "GP Developed Hotels" and each, a "GP Developed Hotel"), and the Owners and GP desire to enter into this Agreement to evidence their agreement relating to the development and construction of any GP Developed Hotel which could affect the ownership and operation of any Owner Hotel.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration given and received by each party, receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                            IMPACT STUDY REQUIREMENTS

      1.1 SOLICITATION OF IMPACT STUDY RELATING TO A NEW JQH FACILITY

      (a) Owner, JDE and JQH agree that (i) the New JQH Facility proposed to be developed as a Marriott Hotel to be located in North Charleston, South Carolina,
(ii) the New JQH Facility proposed to be developed as an Embassy Suites Hotel to be located in Oklahoma City, Oklahoma, (iii) the New JQH Facility proposed to be developed as a Residence Inn by Marriott to be located in Oklahoma City, Oklahoma, and (iv) the New JQH Facility proposed to be developed as a Residence Inn by Marriott to be located in Kansas City, Missouri are specifically excluded from this Agreement. In all other instances, at least 60 days prior to entering into any agreements in connection with the development or construction (but not the acquisition) of any New JQH Facility, including any convention or banquet facility, JQH or the applicable JQH Entity shall deliver written notice to LP or II LP (the "JQH Notice"), as applicable, describing the location, type, number of rooms, physical amenities and intended franchise designation of any New JQH Facility proposed to be developed. Within fifteen (15) days after receipt of the JQH Notice, the applicable Owner shall (i) deliver written notice to JQH or the applicable JQH Entity if Owner decides to commission from an unrelated third-party provider experienced in the analysis of such matters an impact study (an "Impact Study"), which will analyze the relevant market area and facts to determine the effect such a proposed New JQH Facility would be expected to have on the revenues and results of operations of any Owner Hotel, and (ii) if such Impact Study is commissioned, contract with such third party provider for the completion and delivery of such Impact Study in accordance herewith. In the event that Owner does not (i) deliver such written notice, or (ii) subsequently contract with such third party provider within such 15-day period, then Owner shall be deemed to have waived such right, and JQH or the applicable JQH Entity may proceed with the development or construction of such proposed New JQH Facility. Owners and JQH or the applicable JQH Entity shall cooperate to ensure that such Impact Study will be delivered within thirty (30) days after being commissioned, and such Impact Study shall, in any event, be completed within forty-five (45) days after being commissioned, subject to any delays (y) caused by JQH or any JQH Entity, or (z) as a result of "force majeure" events outside of the control of such provider or Owner.

      (b) In the event the Impact Study indicates that the New JQH Facility would have no impact, a positive impact or a negative impact quantified as less than 2% of the annual gross revenues for the most recent full year of operation of such Owner Hotel, on the revenues and operation of such Owner Hotel, then the Owner of such Owner Hotel shall pay the costs of the

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Impact Study, and JQH or the applicable JQH Entity shall have the right to proceed with the development of such proposed New JQH Facility.

      (c) In the event the Impact Study indicates that the New JQH Facility would have a negative impact quantified as 2% or more of the annual gross revenues for the most recent full year of operation of such Owner Hotel, on the revenues and operation of such Owner Hotel, then JQH shall pay the costs of the Impact Study, and either (i) Owner and the applicable JQH Entity shall enter into a joint venture or other equity-sharing arrangement on mutually agreed terms with respect to such proposed New JQH Facility, or (ii) the applicable JQH Entity shall not proceed with the development of such proposed New JQH Facility.

      1.2 SOLICITATION OF IMPACT STUDY RELATING TO A NEW OWNER FACILITY

      (a) At least 60 days prior to entering into any agreements in connection with the development or construction (but not an acquisition) of any Owner Developed Hotel, including any convention or banquet facility, the applicable Owner or JDE or any of his Affiliates shall deliver written notice to JQH or the applicable JQH Entity (the "Owner Notice"), as applicable, describing the location, type, number of rooms, physical amenities and intended franchise designation of any Owner Developed Hotel proposed to be developed (a "New Owner Facility"). Within fifteen (15) days after receipt of the Owner Notice, JQH or the applicable JQH Entity shall (i) deliver written notice to JDE or the applicable Owner if JQH or the applicable JQH Entity decides to commission an Impact Study, which will analyze the relevant market area and facts to determine the effect such a proposed New Owner Facility would be expected to have on the revenues and results of operations of any JQH Hotel, and (ii) if such Impact Study is commissioned, contract with such third party provider for the completion and delivery of such Impact Study in accordance herewith. In the event that JQH or the applicable JQH Entity does not (i) deliver such written notice, or (ii) subsequently contract with such third party provider within such 15-day period, then JQH or the applicable JQH Entity shall be deemed to have waived such right, and Owner may proceed with the development or construction of such proposed New Owner Facility. Owners or JDE, as applicable, and JQH or the applicable JQH Entity shall cooperate to ensure that such Impact Study will be delivered within thirty (30) days after being commissioned, and such Impact Study shall, in any event, be completed within forty-five (45) days after being commissioned, subject to any delays (y) caused by JQH or any JQH Entity, or (z) as a result of "force majeure" events outside of the control of such provider or JQH or the applicable JQH Entity.

      (b) In the event the Impact Study indicates that the New Owner Facility would have no impact, a positive impact or a negative impact quantified as less than 2% of the annual gross revenues for the most recent full year of operation of such JQH Hotel, on the revenues and operation of such JQH Hotel, then JQH or the JQH Entity which owns such JQH Hotel shall pay the costs of the Impact Study, and the applicable Owner or JDE shall have the right to proceed with the development of such proposed New Owner Facility.

      (c) In the event the Impact Study indicates that the New Owner Facility would have a negative impact quantified as 2% or more of the annual gross revenues for the most recent full year of operation of such JQH Hotel, on the revenues and operation of such JQH Hotel, then

Owner or JDE, as applicable shall pay the costs of the Impact Study, and either
(i) the applicable JQH Entity and Owner or JDE, as applicable, shall enter into a joint venture or other equity-sharing arrangement on mutually agreed terms with respect to such proposed New Owner Facility, or (ii) the applicable Owner or JDE shall not proceed with the development of such proposed New Owner Facility.

      1.3 SOLICITATION OF IMPACT STUDY RELATING TO A NEW GP FACILITY

      (a) At least 60 days prior to entering into any agreements in connection with the development or construction (but not an acquisition) of any GP Developed Hotel, including any convention or banquet facility, the GP shall deliver written notice to LP and JQH (the "GP Notice"), describing the location, type, number of rooms, physical amenities and intended franchise designation of any GP Developed Hotel proposed to be developed (a "New GP Facility"). Within fifteen (15) days after receipt of the GP Notice, LP or JQH shall (i) deliver written notice to GP if LP or JQH decides to commission an Impact Study, which will analyze the relevant market area and facts to determine the effect such a proposed New GP Facility would be expected to have on the revenues and results of operations of any Owner Hotel, and (ii) if such Impact Study is commissioned, contract with such third party provider for the completion and delivery of such Impact Study in accordance herewith. In the event that neither LP nor JQH (i) delivers such written notice, or (ii) subsequently contracts with such third party provider within such 15-day period, then LP and JQH shall be deemed to have waived such right, and GP may proceed with the development or construction of such proposed New GP Facility. LP, JQH and GP shall cooperate to ensure that such Impact Study will be delivered within thirty (30) days after being commissioned, and such Impact Study shall, in any event, be completed within forty-five (45) days after being commissioned, subject to any delays (y) caused by LP or JQH, or (z) as a result of "force majeure" events outside of the control of such provider or LP or JQH.

      (b) In the event the Impact Study indicates that the New GP Facility would have no impact, a positive impact or a negative impact quantified as less than 2% of the annual gross revenues for the most recent full year of operation of such Owner Hotel, on the revenues and operation of such Owner Hotel, then LP or JQH shall pay the costs of the Impact Study, and GP shall have the right to proceed with the development of such proposed New GP Facility.

      (c) In the event the Impact Study indicates that the New GP Facility would have a negative impact quantified as 2% or more of the annual gross revenues for the most recent full year of operation of such Owner Hotel, on the revenues and operation of such Owner Hotel, then GP shall pay the costs of the Impact Study, and either (i) the GP and LP shall enter into a joint venture or other equity-sharing arrangement on terms mutually agreed among GP, LP and JQH with respect to such proposed New GP Facility, or (ii) the GP shall not proceed with the development of such proposed New GP Facility.

                                   ARTICLE II
                               GENERAL PROVISIONS

      2.1 Term of Agreement. This Agreement shall continue in effect until the later to occur of (i) the demise of JQH or (ii) such time as the Preferred Redemption Price (as defined below) has been paid in full to the holders of Hammons Preferred Units (as defined below) on or prior to the Liquidation Completion Deadline (as defined below) in accordance with the terms and conditions of that certain Fourth Amended and Restated Agreement of Limited Partnership of [John Q. Hammons Hotels], L.P., dated as of the date hereof, as amended, supplemented or otherwise modified from time to time in accordance with its terms (the "Partnership Agreement"). "Preferred Redemption Price," "Hammons Preferred Units," and "Liquidation Completion Deadline" shall have the meanings accorded to such terms in the Partnership Agreement.

      2.2 Successors and Assigns. This Agreement is personal to each of Owner, and each of their Affiliates and JDE and GP and JQH, each JQH Entity and each of their Affiliates, and neither party may assign its interest in this Agreement without the consent of the other party hereto. Each of Owner, JDE, GP, JQH and JQH Entity shall irrevocably designate in writing and appoint one or more individuals as its exclusive representative(s) ("Designated Representative") to act for and on behalf of all Owners and JDE and GP and JQH Entities and JQH, as the case may be, and to exercise any of the rights of each of Owners and JDE and GP and the JQH Entities and JQH, respectively, in all respects under this Agreement, including, without limitation, to give and receive notices and communications, and to take all other actions on behalf of any Owner or JDE or GP and any JQH Entity or JQH, respectively, as necessary or appropriate under this Agreement. Any Designated Representative may be replaced by Owner or JDE or GP or JQH or any JQH Entity, as the case may be, from time to time upon not less than thirty (30) days' prior written notice to the other party hereto. Any decision, act, approval, consent or instruction taken or given by any Designated Representative pursuant to this Agreement shall be and constitute a decision, act, approval, consent or instruction of the applicable Owner, JDE, GP, JQH or JQH Entity, as the case may be, and shall be final, binding and conclusive upon such Owner, JDE, GP, JQH and such JQH Entity, respectively, and the other party hereto, in each case, may rely upon any such decision, act, approval, consent or instruction of the applicable Owner or JDE or GP or JQH Entity or JQH, as the case may be. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legatees.

      2.3 Amendments; Waivers. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, each of the parties hereto. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive such party of the right to insist later on adherence hereto, or thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and signed by the party against whom enforcement is sought in order to be effective.

      2.4 Governing Law. The interpretation and construction of this Agreement and (unless otherwise expressly provided herein) all amendments hereof and waivers and consents hereunder shall, to the extent the particular subject matter is controlled by state law, be governed by and be construed in accordance with the substantive law of the State of Delaware, without regard to the conflicts of laws principles thereof.

      2.5 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT

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HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL
BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2.5.

      2.6 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against any of the parties only in the Courts of the State of Delaware or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

      2.7 Entire Agreement. This Agreement constitutes a complete statement of all of the binding agreements among the parties as of the date hereof with respect to the subject matter contained herein and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between them with respect to such subject matter.

      2.8 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered by hand or certified mail, return receipt requested, postage prepaid, (b) when transmitted by telecopier (providing electronic confirmation of transmission) or (c) when received if sent by overnight courier (providing proof of delivery), to the addressee at the following addresses or telecopier numbers (or to such other address or telecopier number as a party may specify from time to time by notice hereunder):

             (i)   If to JQH or any JQH Entity:

                   John Q. Hammons
                   300 John Q. Hammons Parkway,
                   Suite 900
                   Springfield, Missouri 65806
                   Telephone: (417) 864-4300
                   Facsimile: (417) 873-3511
                   with a copy (which shall not constitute notice) to:

                   Blackwell Sanders Peper Martin LLP
                   4801 Main Street, Suite 1000
                   Kansas City, Missouri 64112
                   Attn:      Gary D. Gilson and
                              David C. Agee
                   Telephone: (816) 983-8000
                   Facsimile: (816) 983-8080

           (ii)    If to any Owner:

                   Jonathan D. Eilian
                   JD Holdings, LLC
                   152 West 57th Street, 56th Floor
                   New York, New York 10023
                   Telephone: (212) 884-8827
                   Facsimile: (212) 884-8753

                   with a copy (which shall not constitute notice) to:

                   Kaye Scholer, LLC
                   Three First National Plaza,
                   70 West Madison Street, Suite 4100
                   Chicago, Illinois  60602
                   Attention: Gary R. Silverman and
                              Lauretta J. Moran
                   Telephone: (312) 583-2300
                   Facsimile: (312) 583-2360

           (iii)   If to GP:

                   Jonathan D. Eilian
                   JD Holdings, LLC
                   152 West 57th Street, 56th Floor
                   New York, New York 10023
                   Telephone: (212) 884-8827
                   Facsimile: (212) 884-8753
                   with a copy (which shall not constitute notice) to:

                   Kaye Scholer, LLC
                   Three First National Plaza,
                   70 West Madison Street, Suite 4100
                   Chicago, Illinois  60602
                   Attention: Gary R. Silverman and
                              Lauretta J. Moran
                   Telephone: (312) 583-2300
                   Facsimile: (312) 583-2360

      2.9 Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. References to "Sections" refer to Sections of this Agreement, unless otherwise stated.

      2.10 Severability. If any term or provision of this Agreement or the application thereof to any party hereto or set of circumstances shall, in any jurisdiction and to any extent, be finally held to be invalid or unenforceable, such term or provision shall only be ineffective as to such jurisdiction, and only to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable any other terms or provisions of this Agreement or under any other circumstances, and the parties shall negotiate in good faith a substitute provision which comes as close as possible to the invalidated or unenforceable term or provision, and puts the parties in a position as nearly comparable as possible to the position they would have been in but for such finding of invalidity or unenforceability, while remaining valid and enforceable.

      2.11 Counterparts. This Agreement may be executed in several counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

      2.12 Remedies Including Injunction and Specific Performance. In the event that any of any JQH Entity or JQH or any Owner or JDE shall default in the performance of any of its respective obligations hereunder in any material respect, then the other party hereto shall have the right (i) to seek specific performance or injunctive relief from any court of competent jurisdiction to enforce Owner's or any JQH Entity's respective rights under this Agreement, as the case may be, and (ii) to payment by the nonprevailing party of any and all attorneys' fees and costs, including any court costs and costs of any consultants incurred by such Owner, JDE or JQH Entity or JQH, as the case may be, which is the prevailing party in any action, negotiation or proceeding to enforce such party's rights under this Agreement.

      2.13 Confidentiality. Except as otherwise required by law or judicial order or decree or by any governmental authority, each Owner, JDE, JQH and each JQH Entity shall maintain the confidentiality of all nonpublic information delivered in a JQH Notice or an Owner Notice and corresponding Impact Study, as the case may be, under this Agreement, unless such information becomes known to the public in a manner unrelated to such party. It is understood and agreed that such nonpublic information may be disclosed to attorneys, consultants, officers, directors, members or agents of each Owner, JDE, JQH and JQH Entity, to the extent deemed necessary by each such Owner, JDE, JQH and JQH Entity, subject to such attorneys', consultants', officers', directors', members' or agents' maintaining the confidentiality of such information as set forth herein.

      2.14 Definitions.

      (a) "Affiliate" shall mean any individual or entity, directly or indirectly through one or more intermediaries, controlling, controlled by, or under common control with a party. The term "control," as used in the immediately preceding sentence, means, with respect to a corporation, the right to exercise, directly or indirectly, fifty percent (50%) or more of the voting rights attributable to the shares of the controlled corporation and, with respect to an entity that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

      (b) "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization, other entity or governmental body, in each case whether in such individual's or entity's own capacity or as an agent or fiduciary of another Person.

      (c) "Subsidiary" of any Person means any other Person that, now or at any time hereafter, is directly or indirectly owned 50% or more (in terms of voting securities or other voting ownership or partnership interest) by such first Person; provided, however, that such other Person shall be deemed to be a "Subsidiary" only so long as the foregoing test continues to be met.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

                            JOHN Q. HAMMONS HOTELS, L.P.

                            By:       John Q. Hammons Hotels, Inc.,
                                      its general partner

                                      By: ______________________________________
                                      Name:_____________________________________
                                      Title:____________________________________

                            JOHN Q. HAMMONS HOTELS TWO, L.P.

                            By:       John Q. Hammons Hotels, L.P.,
                                      its general partner

                                      By:John Q. Hammons Hotels, Inc.,
                                      its general partner

                                      By: ______________________________________
                                      Name:_____________________________________
                                      Title:____________________________________

                            [TRS]

                            By: ________________________________________________
                            Name: ______________________________________________
                            Title: _____________________________________________

                            ____________________________________________________
                                            JONATHAN D. EILIAN

                            ____________________________________________________
                                              JOHN Q. HAMMONS

                            ____________________________________________________
                            ___________________, as Trustee of the
                            REVOCABLE TRUST OF JOHN Q. HAMMONS